                                EXHIBIT (5)(a)(1)


              SCHEDULE A, AMENDED EFFECTIVE JANUARY 3, 1997, TO THE
                          INVESTMENT ADVISORY AGREEMENT
           BETWEEN THE REGISTRANT AND OHIO NATIONAL INVESTMENTS, INC.
                                DATED MAY 1, 1996

                                   SCHEDULE A
                                       TO
                          INVESTMENT ADVISORY AGREEMENT



Each portfolio of Ohio National Fund, Inc. shall pay fees to Ohio National Investments, Inc. computed at the following rates as provided in paragraph 7 of the Agreement:

                        Equity;
                         Bond;
Net Assets               Omni;          Money    Growth &    Core     S&P 500
in Portfolio        Social Awareness    Market    Income    Growth     Index
------------        ----------------    ------    ------    ------     -----

First $100,000,000       0.60%           0.30%     0.85%     0.95%     0.40%
Next $50,000,000         0.50%           0.25%     0.85%     0.95%     0.35%
Next $50,000,000         0.50%           0.25%     0.85%     0.80%     0.35%
Next $50,000,000         0.50%           0.25%     0.80%     0.80%     0.35%
Next $250,000,000        0.45%           0.23%     0.80%     0.80%     0.33%
Next $500,000,000        0.40%           0.20%     0.80%     0.80%     0.33%
Next $1,000,000,000      0.30%           0.15%     0.80%     0.80%     0.33%
All Portfolio Assets
over $2,000,000,000      0.25%           0.15%     0.80%     0.80%     0.33%


                                                              Strategic
                                                               Income;
                                    Relative                   Capital
                                    Value;                  Appreciation;
                                    International;           Small Cap;
                                    Global                   Aggressive
                                    Contrarian                  Growth                Stellar
                                    ----------                  ------                -------

All Portfolio Assets                  0.90%                      0.80%                 1.00%


Agreed to and accepted as of January 2, 1997.


OHIO NATIONAL FUND, INC.                   OHIO NATIONAL INVESTMENTS, INC.


By: _________________________________      By:_________________________________
       Donald J. Zimmerman, President             Joseph P. Brom, President


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